Exhibit 10.1

Name of Subscriber WQN, Inc.
(please print or type)

Commitment Amount $10,000,000

SUBSCRIPTION AGREEMENT

SEAVIEW MEZZANINE FUND LP

(A Delaware Limited Partnership)

Seaview Mezzanine Fund LP
30 Kennedy Plaza
Suite 400
Providence, RI 02903

Ladies and Gentlemen:

     The undersigned (the “Investor”) hereby subscribes for and agrees, subject to the terms and conditions of this Subscription Agreement: (i) to purchase a Limited Partnership Interest (the “Interest”) in Seaview Mezzanine Fund LP, a limited partnership formed pursuant to the laws of State of Delaware (the “Partnership”), at the commitment amount set forth above (“Commitment Amount”), payable in the manner and at the times provided in the Seaview Mezzanine Fund LP Limited Partnership Agreement (as it may be amended, the “Partnership Agreement”), (ii) to become a party to the Partnership Agreement and (iii) to become a limited partner of the Partnership (a “Limited Partner”). The Investor understands that this subscription is not revocable by the Investor.

     The Investor hereby acknowledges receipt of a copy of the private placement memorandum (the “Private Placement Memorandum”). The Investor acknowledges that in connection with the purchase hereunder the Investor is relying solely and exclusively on the Private Placement Memorandum and the Partnership Agreement, and not on any other document, oral or written communication, with any person (other than the Investor’s advisors and purchaser representative; if any). This Subscription Agreement may be rejected, in whole or in part, by the General Partner in its sole discretion.

     In connection with its execution of this Subscription Agreement, the Investor makes the following representations and agreements, with knowledge that they will be relied upon by the Partnership and the General Partner:

     1. The Investor has read the Private Placement Memorandum, the Partnership Agreement and this Subscription Agreement. Prior to its subscription hereunder, the Investor has had the opportunity to ask questions of and receive answers from representatives of the Partnership concerning the terms and conditions of its proposed investment in the Partnership, and the Investor has also had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about the Partnership, and has had access to any and all information concerning the Partnership which the Investor and its legal and tax advisors requested or considered necessary to make a proper evaluation of such investment. The Investor is satisfied that it has received information with respect to all matters that it considers material to its decision to make an investment in the Partnership.

     2. The Investor understands that no state or other governmental authority has made any finding or determination relating to the fairness or substantive merit of an investment in the Partnership. Further, the Investor may not rely on the Small Business Administration’s review of the Partnership in deciding whether to invest.

     3. The Investor understands and agrees that:

     (a) that the Investor must bear the economic risk of its investment until the termination of the Partnership;

     (b) that the Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, cannot be resold or otherwise disposed of unless, among other things, such sale or disposition is subsequently registered under the Securities Act or unless an exemption from such registration is available;

     (c) that the Partnership is not being registered as an “investment company” as the term “investment company” is defined in Section 3(a) of the Investment Company Act of 1940, as amended (the “1940 Act”);

     (d) that the Partnership does not have any intention of registering the Partnership as an “investment company” under the 1940 Act or of registering the sale of the Interest under the Securities Act or of supplying the information which may be necessary to enable the Investor to sell the Interest;

     (e) that the Interest has not been registered under applicable state securities laws by reason of exemptions therefrom;

     (f) that the transfer of the Interest and the substitution of another Limited Partner for the Investor are restricted by the terms of the Partnership Agreement;

     (g) that neither the General Partner nor its managers nor any other person or entity selected by the General Partner to act as agent or adviser of the Partnership with respect to managing the affairs of the Partnership will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     4. The Investor is purchasing the Interest for its own account and not for the account of others, and the Investor is not acquiring the Interest with a view to its distribution and has no present intention of reselling or otherwise disposing of all or any part of the Interest; and that to the best knowledge and belief of the Investor there are no circumstances in the foreseeable future, of which the Investor is now aware, which would require the resale of all or any portion of the Interest. The Investor acknowledges that the General Partner and the Partnership will be relying upon the accuracy of the representation that the Investor does not intend to resell the Interest, and that exemption of this investment from registration under the Securities Act may be lost if such representation is inaccurate. In no event will the Investor sell, transfer or otherwise dispose of the Interest or any portion thereof unless, in the opinion of counsel to the Partnership, the Interest may be, subject to the terms and conditions of the Partnership Agreement, legally sold, transferred or otherwise disposed of without registration and/or qualification under the Securities Act and under other state or federal statutes, or such interest shall have been so registered and/or qualified and a registration statement shall then be in effect with respect thereto.

     5. The Investor understands that, except as otherwise provided in the Partnership Agreement, the Investor may not make less than the full amount of any required capital contribution, and that default provisions with respect thereto, pursuant to which the Investor may lose a material portion of its investment in the Partnership, are contained in the Partnership Agreement.

     6. The information set forth in the attached Investor Questionnaire is accurate as of the date hereof. The Investor’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Partnership will not cause its overall commitment to such investments to become excessive. The Investor is not relying on the advice of the Partnership, its General Partner (or its officers or employees) or any of their affiliates in making this investment.

     7. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and to understand the particular financial, legal and tax implications of the business to be conducted by the Partnership.

     8. The Investor is aware of its inability to liquidate readily its investment in the Partnership in case of an emergency and the fact that the Interest may have to be held for an indefinite period of time. In view of such facts, the Investor acknowledges that the Investor has adequate financial means of providing for its current needs, anticipated future needs and possible contingencies.

     9. If the Investor is contributing 10% or more of the total capital to be contributed by the Limited Partners to the Partnership, such Investor is not an “investment company” under Section 3(a) of the 1940 Act or an entity which would be an “investment company” but for the exception provided for in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

     10. The Investor represents that: (i) it is authorized by all necessary action of its shareholders, trustees, directors, partners, executors or the like and qualified to enter into this Agreement and the Partnership Agreement and to invest and become a Limited Partner in, and authorized to make its capital contribution to, the Partnership; (ii) it has not been formed for the purpose of making an investment in the Partnership unless (in the case of a partnership or corporation) all of its equity owners qualify as accredited individual investors; (iii) it has the requisite power and authority to execute and deliver this Subscription Agreement and the Partnership Agreement; (iv) the person signing the Subscription Agreement on behalf of the Investor has been duly authorized to execute this Subscription Agreement and the Partnership Agreement; (v) it is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery of this Subscription Agreement or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, government agency, firm or corporation is required in order to give effect to the transactions contemplated herein; and (vi) that the Investor is an “Accredited Investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

     This Subscription Agreement has been duly executed by the Investor and constitutes, and the Partnership Agreement, when the Investor is admitted as a Limited Partner, will constitute, a valid and legally binding agreement of the Investor.

     11. The Investor is not acquiring the Interest with a view to realizing any benefits under United States federal income tax laws, and no representations have been made to the Investor that any such benefits will be available as a result of the Investor’s acquisition, ownership or disposition of the Interest.

     12. The Investor has not borrowed any portion of its contribution to the Partnership, either directly or indirectly, from the Partnership, the General Partner, or any affiliate of the foregoing.

     13. The Investor understands that it may not cancel, terminate or revoke this Subscription Agreement or any agreement made by it hereunder and that it is not binding on the Partnership until signed by it.

     14. The Investor agrees not to make any sale, transfer or other disposition of the Interest unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Investor understands that there is no resale market for the Interest, and neither the General Partner nor the Partnership is required, or intends, to register the Interest under the Securities Act. The Investor understands that its right to transfer its Interest will be subject to the conditions set forth in the Partnership Agreement, which includes restrictions against transfer unless the General Partner consents to such transfer. The Investor understands that the General Partner will not consent to a transfer of an Interest unless the transferee meets the financial suitability standards required of an initial subscriber or unless such conditions are waived by the General Partner, and that the General Partner has the right, in its absolute discretion, to refuse to consent to the transfer of the Interest. The Investor further understands that no trading market for the Interest does or, in all likelihood, will exist at any time and that the Interest will at no time be transferable without potential adverse tax consequences to it.

     15. The Investor understands that the information provided herein and in the Investor Questionnaire will be relied upon by the Partnership and the General Partner for the purpose of determining the eligibility of the Investor to purchase the Interest. Within a reasonable period of time after receipt of a written request from the Partnership, the Investor agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which the Partnership is or may be subject or as may reasonably be required to determine the eligibility of the Investor to purchase the Interest. The Investor agrees to indemnify and hold harmless the Partnership, the General Partner, any affiliate of the Partnership or the General Partner, and any director, officer, employee, or agent of any such party against any loss, damage, or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement and in the Investor Questionnaire or in any other documents provided by the Investor to the Partnership or the General Partner in connection with the Investor’s subscription and purchase of the Interest.

     16. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     17. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions of such state.

     18. The Investor hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, as his true and lawful attorney, in his name, place, and stead, (a) to execute a joinder agreement, substantially in the form attached hereto as Exhibit A, if and when the Partnership accepts the Investor’s subscription for any or all of the Interest, and (b) to execute, acknowledge, swear to, record, and file (i) such certificates or instruments as may be required by law or are necessary (1) to conduct the Partnership’s business, (2) to reflect the termination or dissolution of the Partnership, or (3) to reflect the transfer, admission, withdrawal, and substitution of limited partners; (ii) any documents required by the Internal Revenue Service in connection with an audit or examination of the Partnership; and (iii) any required documents, financing statements, or certifications. Within five days after receipt of the General Partner’s written request therefor, the Investor shall execute such other and further powers of attorney and instruments as the General Partner deems necessary to carry out the purpose of this transaction. The power of attorney granted herein shall be deemed coupled with the Interest, shall be irrevocable, and shall survive the Investor’s death or incapacity or the transfer of the Interest (but in the latter case, only to the extent necessary to complete the transfer of the Interest and to terminate the Interest).

     19. All notices or other communications given or made hereunder shall be in writing and shall be delivered, telecopied or mailed, if to the Investor, at the address set forth on the signature page hereto and if to the Partnership at SeaView Mezzanine Fund LP LLC, 30 Kennedy Plaza, Suite 400, Providence, Rhode Island 02903, attn: James F. Stone, or at the address subsequently designated by like notice.

     20. This Agreement may be executed by facsimile in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     21. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as a document under seal on the 23rd day of June, 2005.

Subscription	INVESTOR:
Commitment Amount:

$10,000,000	By:	/s/ B. Michael Adler

	Name (print):	B. Michael Adler

	Title:	CEO

Typed or printed name and address of Investor:	Preferred address for receiving communications (Do not complete if already listed on prior column):

WQN, Inc.	Same

14911 Quorum Drive

Dallas, Texas 75254

Telecopier No.: 972-980-4453	Federal Tax Identification No.:

75-2838415

SUBSCRIPTION ACCEPTED:
Seaview Mezzanine Fund LP
By: Seaview GP LLC, its General Partner

By:	/s/ James F. Stone
James F. Stone, Member